UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 25, 2002

HYPERTENSION DIAGNOSTICS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108 Eagan, Minnesota		55121

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

SIGNATURE
EX-4.1 Amendment 3 to Redeemable Class A Warrant
EX-4.2 Amendment 3 to Redeemable Class B Warrant
EX-99.1 Notice to Warrant Holders
EX-99.2 Press Release

Items 1, 2, 3, 4, 6, and 8 are not applicable and therefore omitted.

ITEM 5. OTHER EVENTS.

     On April 5, 2002, Hypertension Diagnostics, Inc. (the “Company”) filed a Registration Statement on Form S-3 (File No. 333-85632) relating to the offering (the “Offering”) of 2,356,073 Redeemable Class B Warrants (the “Class B Warrant”) to eligible holders of the Company’s Redeemable Class A Warrants (the “Class A Warrant”). This registration statement was declared effective by the U.S. Securities and Exchange Commission on June 6, 2002.

     On July 25, 2002, the Company extended the expiration date of the Offering from 5:00 p.m. Central Time on August 7, 2002 to 5:00 p.m. Central Time on September 17, 2002. The expiration date of the Class A Warrant has likewise been extended from 5:00 p.m. Central Time on August 7, 2002 to 5:00 p.m. Central Time on September 17, 2002.

     Effective July 25, 2002, the Company reduced the exercise price of its Class A Warrant from $1.80 to $1.25 per share of Common Stock issuable upon exercise of the Class A Warrant. The Company also reduced the exercise price of its Class B Warrant from $2.00 to $1.50 per share of Common Stock issuable upon exercise of the Class B Warrant.

     Attached as Exhibit 4.1 hereto is Amendment No. 3 to the Class A Warrant Agreement, dated as of July 25, 2002, by and between the Company and U.S. Bank, N.A. (formerly known as Firstar Bank, N.A.) relating to the reduction in the exercise price of the Class A Warrant and the extension of the Class A Warrant expiration date.

     Attached as Exhibit 4.2 hereto is Amendment No. 3 to the Class B Warrant Agreement, dated as of July 25, 2002, by and between the Company and U.S. Bank, N.A. (formerly known as Firstar Bank, N.A.) relating to the reduction in the exercise price of the Class B Warrant.

     Attached as Exhibit 99.1 hereto is a notice dated July 25, 2002 to the holders of the Company’s Class A Warrants and Class B Warrants relating to the reduction in the respective exercise prices of the Class A Warrant and the Class B Warrant, extension of the expiration date of the Class A Warrant and the extension of the Offering period.

     The Company also issued a press release, attached as Exhibit 99.2 hereto, announcing the extension of the Offering, reduction in the respective exercise prices of the Class A Warrant and the Class B Warrant, and the extension of the expiration date of the Class A Warrant.

ITEM 7. EXHIBITS.

Exhibit 4.1	Amendment No. 3 to the Redeemable Class A Warrant Agreement, dated as of July 25, 2002, by and between the Company and U.S. Bank, N.A.

Exhibit 4.2	Amendment No. 3 to the Redeemable Class B Warrant Agreement, dated as of July 25, 2002, by and between the Company and U.S. Bank, N.A.

Exhibit 99.1	Notice to Warrant Holders dated July 25, 2002.

Exhibit 99.2	Press Release dated July 25, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.

By /s/ James S. Murphy Its Senior Vice President, Finance and Administration and Chief Financial Officer

Dated: July 25, 2002